Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

CONTACT:
Barbara Baker
Taubman, Vice President,
Corporate Affairs & Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES SOLID 2013 RESULTS AND INTRODUCES 2014 GUIDANCE

•	Net Operating Income (NOI) Excluding Lease Cancellation Income Up 3.4%

•	Leased Space, Ending Occupancy, and Average Rent All Up

•	Mall Tenant Sales Exceed $700 Per Square Foot Milestone

BLOOMFIELD HILLS, Mich., Feb. 12, 2014 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the quarter and full year periods ended December 31, 2013.

“In the fourth quarter we delivered solid results, concluding a strong year for our company,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “This quarter we benefited from increased rents, reduced interest expense, and the late 2012 acquisitions of additional interests in International Plaza (Tampa, Fla.) and Waterside Shops (Naples, Fla.).

“For the year, we achieved an increase of 9.3 percent over 2012 Adjusted FFO per share. Our core properties produced good results, and we made significant progress on the execution of our development pipeline.”

	December 31, 2013 Three Months Ended	December 31, 2012 Three Months Ended	December 31, 2013 Year Ended	December 31, 2012 Year Ended
Net income allocable to common shareholders (EPS) per diluted share	$0.62	$0.44	$1.71	$1.37
Funds from Operations (FFO) per diluted share Growth rate	$1.11 18.1%	$0.94	$3.65 13.7%	$3.21
Adjusted Funds from Operations (Adjusted FFO) per diluted share Growth rate	$1.11 11.0%	$1.00 (1)	$3.65 9.3%	$3.34 (1)(2)

(1)   Excludes a charge related to the early extinguishment of debt at The Mall at Millenia (Orlando, Fla.) and PRC taxes on sale of Taubman TCBL assets.
(2)   Excludes charges related to the redemption of the Series G and H Preferred Stock.

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NOI, Leased Space, Occupancy, and Rent Up

NOI excluding lease cancellation income was up 3.4 percent for the year and 1.9 percent over fourth quarter 2012. “Our portfolio of high quality assets continues to produce consistent, steady growth,” added Mr. Taubman.

Leased space in comparable centers for Taubman’s portfolio was 93.6 percent on December 31, 2013, up 0.3 percent from 93.3 percent on December 31, 2012. Ending occupancy in comparable centers was 92.1 percent on December 31, 2013, up 0.3 percent from 91.8 percent on December 31, 2012. Including tenants with leases of one year or less (temporary in-line tenants), ending occupancy was 96.3 percent.

Average rent per square foot for the fourth quarter of 2013 was $48.90, up 3.7 percent from $47.14 in the fourth quarter of 2012. For the year, average rent per square foot was $48.52, up 4.5 percent from average rent per square foot of $46.42 in 2012.

Record Tenant Sales Per Square Foot of $721

Comparable mall tenant sales per square foot were $721 for 2013, excluding the company’s interest in Arizona Mills (Tempe, Ariz.), which was sold in January 2014. “We’re pleased that sales in our centers have now surpassed $700 per square foot,” said Mr. Taubman. “This is another record for our company and for the U.S. publicly held regional mall industry.”

Sales per square foot increased 1.8 percent from 2012. For the fourth quarter of 2013, mall tenant sales per square foot were up 1.4 percent.

Renovations, Expansions, and Redevelopments Planned

The company is making progress on a number of renovations, expansions, and redevelopments and expects to receive a weighted average return of 7.5 to 8 percent on its $265 million share of investment in the following centers.

•
At The Mall at Green Hills (Nashville, Tenn.), a relocation of the current Dillard’s store and the addition of 170,000 square feet of mall tenant area is set to begin. The project is expected to be completed in 2018.

•
At Cherry Creek Shopping Center (Denver, Colo.) a 53,000 square foot Restoration Hardware will occupy the former Saks Fifth Avenue site. Demolition of the existing building is set to begin soon and Restoration is expected to open in November 2015. The project will also include 38,000 square feet of new mall tenant area. This expansion follows a substantial renovation of the center that will be completed in 2014.

•
Dolphin Mall (Miami, Fla.) will be expanded to include nearly 32,000 square feet of new restaurant space. A vacant parcel on the property will be utilized for the expansion. The new restaurants are targeted to open by the third quarter of 2015.

•
A renovation project is under way on the 8th level of Beverly Center (Los Angeles, Calif.). The project will accommodate the flagship store of a mini-anchor new to the center and a new, contemporary dining court. The mini-anchor will open by late 2014 and the new dining court will open in 2015.

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•	At Sunvalley (Concord, Calif.) a new food court is being created by converting existing space. Construction is expected to begin in June and will be completed by mid-2015.

Mall at Miami Worldcenter Announced

In December, the company announced its involvement in The Mall at Miami Worldcenter (Miami, Fla.). This will be the company’s third partnership with The Forbes Company, following the very successful joint ventures, Mall at Millenia (Orlando, Fla) and Waterside Shops (Naples, Fla.). The Forbes Company will oversee the development and management of the shopping center which will contain approximately 750,000 square feet being built as part of the first phase of the Miami Worldcenter’s mixed-use project. The center will feature Macy’s and Bloomingdale’s and current plans call for the retail center to open late 2016. Spanning more than 25 acres at the northern end of the city’s Central Business District, directly across from the American Airlines Arena, Miami Worldcenter is one of the largest and most exciting urban developments in the United States - offering a diverse mix of retail, residential, office, hospitality, and entertainment components. See Forbes and Taubman Announce the Signing of Macy's and Bloomingdale's at the Mall at Miami Worldcenter - December 5, 2013.

Dispositions and Financing Activity

In January 2014, the company announced the sale of a 49.9 percent interest in International Plaza (Tampa, Fla.). The $499 million purchase price consisted of $337 million of cash and approximately $162 million of beneficial interest in debt. Proceeds were used to pay off Taubman's loan on Stony Point Fashion Park (Richmond, Va.) and for general corporate purposes. See Taubman, TIAA-CREF And APG Announce Sale Of Interest In International Plaza - January 30, 2014.

Last month, the company also announced the completion of the sale of land in Syosset, New York, and the company's interest in Arizona Mills to Simon Property Group (NYSE: SPG). The consideration consisted of $60 million of cash and 555,150 partnership units in Simon Property Group Limited Partnership. As part of the sale, the company was relieved of its $84 million share of the $167 million mortgage loan on Arizona Mills, bringing the transaction's total value to $230 million. See Taubman Centers Sells Long Island Land And Interest In Arizona Mills To Simon Property Group - January 31, 2014.

In November 2013, the company completed the previously announced $150 million, 5-year, non-recourse financing on The Mall at Green Hills (Nashville, Tenn.). The loan, which is interest only until maturity, bears interest at an all-in floating rate of 1 month LIBOR plus 1.75 percent. Proceeds were used to extinguish the existing $105 million loan and to reduce outstanding borrowings under the company’s lines of credit.

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The company also closed on a new $475 million unsecured term loan in the last quarter of 2013. Proceeds were used to pay off the $305 million loan on Beverly Center and to pay down the company’s lines of credit. The loan, which matures in February 2019, includes an accordion feature that would increase the borrowing capacity to as much as $600 million, subject to specified conditions. Separately, the company entered into a swap that effectively fixes the current interest rate at 3 percent. See Taubman Announces The Closing Of $475 Million Unsecured Term Loan - November 13, 2013.

“These transactions demonstrate our commitment to maintaining a strong balance sheet,” said Lisa A. Payne, vice chairman and chief financial officer. “It has been our strategy to recycle capital for growth. We will be redeploying the capital we raised by reinvesting in our assets, funding our development pipeline, and repurchasing stock under our share repurchase program.”

Share Repurchase Program

During the quarter ended December 31, the company purchased 473,763 shares of its common stock at an average price of $65.65 per share. Since the program’s inception in August 2013, the company has purchased 786,805 shares of its common stock at an average price of $66.45 per share. At December 31, 2013 the company had $148 million available under its share repurchase authorization.

2014 Guidance

The company is introducing guidance for 2014. For the full year 2014, the company expects FFO per diluted share to be in the range of $3.72 to $3.82. This includes the negative impact of about $0.12 per share due to the recent sale of the company’s 50 percent interest in Arizona Mills and the sale of a 49.9 percent interest in International Plaza.

Net income allocable to common shareholders (EPS) for the year is expected to be in the range of $1.81 to $1.96. As a result of a reduction in depreciation expense, the loss of operations from the disposed interests will not significantly impact EPS. The EPS range provided excludes estimates for gains on the sale of Arizona Mills; land in Syosset, New York; and interests totaling a 49.9 percent ownership in International Plaza. As a result of these transactions, the company expects to recognize gains in excess of $450 million in the first quarter of 2014, or approximately $5.00 per diluted share.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income (Expense)

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•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopment

•	Acquisitions/Dispositions

•	Capital Spending

•	Operational Statistics

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 AM Eastern Standard Time on Thursday, February 13 to discuss these results, business conditions and the company’s outlook for 2014. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing The Mall at University Town Center in Sarasota, Fla.; The Mall of San Juan in San Juan, Puerto Rico; International Market Place in Waikiki, Honolulu, Hawaii and shopping malls in Xi’an and Zhengzhou, China and Hanam, South Korea.  Taubman Centers is headquartered in Bloomfield Hills, Mich. and Taubman Asia, the platform for Taubman Centers’ expansion into China and South Korea, is headquartered in Hong Kong.  Founded in 1950, Taubman has more than 60 years of experience in the shopping center industry.  For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended December 31, 2013 and 2012
(in thousands of dollars, except as indicated)

	Three Months Ended		Year Ended
	2013	2012	2013	2012

Net income	66,166	49,131	189,368	157,817
Noncontrolling share of income of consolidated joint ventures	(3,592)	(5,142)	(10,344)	(11,930)
Noncontrolling share of income of TRG	(16,519)	(12,608)	(46,434)	(39,713)
Preferred stock dividends (1)	(5,785)	(3,071)	(20,933)	(21,051)
Distributions to participating securities of TRG	(436)	(403)	(1,749)	(1,612)
Net income attributable to Taubman Centers, Inc. common shareowners	39,834	27,907	109,908	83,511
Net income per common share - basic	0.63	0.45	1.73	1.39
Net income per common share - diluted	0.62	0.44	1.71	1.37
Beneficial interest in EBITDA - Combined (2)	145,512	133,108	516,942	475,214
Funds from Operations (2)	100,614	85,531	330,836	284,680
Funds from Operations attributable to TCO (2)	71,970	59,995	236,662	197,671
Funds from Operations per common share - basic (2)	1.14	0.97	3.72	3.30
Funds from Operations per common share - diluted (2)	1.11	0.94	3.65	3.21
Adjusted Funds from Operations (2)(3)	100,614	90,275	330,836	295,836
Adjusted Funds from Operations attributable to TCO (2)(3)	71,970	63,322	236,662	205,430
Adjusted Funds from Operations per common share- basic (2)(3)	1.14	1.02	3.72	3.43
Adjusted Funds from Operations per common share- diluted (2)(3)	1.11	1.00	3.65	3.34
Weighted average number of common shares outstanding - basic	63,408,637	61,899,628	63,591,523	59,884,455
Weighted average number of common shares outstanding - diluted	65,066,977	63,341,516	64,575,412	61,376,444
Common shares outstanding at end of period	63,101,614	63,310,148
Weighted average units - Operating Partnership - basic	88,584,937	88,245,612	88,823,006	86,306,256
Weighted average units - Operating Partnership - diluted	90,243,277	90,558,761	90,678,157	88,669,507
Units outstanding at end of period - Operating Partnership	88,271,133	88,656,297
Ownership percentage of the Operating Partnership at end of period	71.5%	71.4%
Number of owned shopping centers at end of period	25	24	25	24

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (2)(4)	1.9%		3.4%
Mall tenant sales - all centers (5)	1,913,865	1,879,341	6,180,095	6,008,265
Mall tenant sales - comparable (5)(6)	1,810,157	1,789,244	5,837,965	5,726,743
Ending occupancy - all centers	91.7%	91.8%	91.7%	91.8%
Ending occupancy - comparable (4)	92.1%	91.8%	92.1%	91.8%
Average occupancy - all centers	91.6%	91.4%	90.9%	90.3%
Average occupancy - comparable (4)	92.0%	91.4%	91.1%	90.4%
Leased space - all centers	93.1%	93.4%	93.1%	93.4%
Leased space - comparable (4)	93.6%	93.3%	93.6%	93.3%
All centers:
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (5)	11.6%	11.6%	13.2%	12.8%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (5)	11.4%	11.0%	12.6%	12.2%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (5)	11.6%	11.4%	13.0%	12.7%
Comparable centers:
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (4)(5)	11.5%	11.4%	13.2%	12.8%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (5)(6)	11.3%	11.0%	12.5%	12.2%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (5)(6)	11.5%	11.3%	13.0%	12.6%
Average rent per square foot - Consolidated Businesses (4)	48.39	47.53	48.45	46.86
Average rent per square foot - Unconsolidated Joint Ventures	50.08	46.25	48.69	45.44
Average rent per square foot - Combined (4)	48.90	47.14	48.52	46.42

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(1)
Preferred dividends for the three months and year ended December 31, 2012 include charges of $3.3 million and $3.1 million incurred in connection with the $100 million redemption of the Series G Preferred Stock and the $87 million redemption of the Series H Preferred Stock, respectively.

(2)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing or financing activities as defined by GAAP.

(3)
FFO for the three month period and year ended December 31, 2012 includes, and Adjusted FFO excludes, a charge related to the early extinguishment of debt at The Mall at Millenia and PRC taxes on sale of Taubman TCBL assets. In addition, FFO for the year ended December 31, 2012 includes, and Adjusted FFO excludes, charges related to the redemption of the Series G and H Preferred Stock.

(4)
Statistics exclude non-comparable centers. In 2013 and 2012, non-comparable centers are Taubman Prestige Outlets Chesterfield and City Creek Center. The 2012 statistics, other than sales per square foot growth, have been restated to include comparable centers to 2013.

(5)	Based on reports of sales furnished by mall tenants.
(6)	Statistics exclude non-comparable centers and Arizona Mills. The 2012 statistics, other than sales per square foot growth, have been restated to include comparable centers to 2013.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended December 31, 2013 and 2012
(in thousands of dollars)
	2013		2012
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	108,686	47,626	106,058	42,611
Percentage rents	14,780	4,517	15,259	4,897
Expense recoveries	74,945	30,242	72,927	29,945
Management, leasing, and development services	2,188		4,370
Other	11,173	3,151	11,092	2,167
Total revenues	211,772	85,536	209,706	79,620

EXPENSES:
Maintenance, taxes, utilities, and promotion	61,131	20,973	57,698	20,802
Other operating	17,285	3,798	20,843	3,429
Management, leasing, and development services	1,149		5,743
General and administrative	13,338		11,638
Interest expense (2)	30,434	16,972	33,470	20,653
Depreciation and amortization	39,510	10,010	40,434	11,643
Total expenses	162,847	51,753	169,826	56,527

Nonoperating income (expense)	(483)	(5)	26	(1)
	48,442	33,778	39,906	23,092
Income tax expense (3)	(694)		(3,526)
Equity in income of Unconsolidated Joint Ventures	18,418		12,751

Net income	66,166		49,131
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,592)		(5,142)
Noncontrolling share of income of TRG	(16,519)		(12,608)
Distributions to participating securities of TRG	(436)		(403)
Preferred stock dividends	(5,785)		(3,071)
Net income attributable to Taubman Centers, Inc. common shareowners	39,834		27,907

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	118,386	60,760	113,810	55,388
EBITDA - outside partners' share	(7,036)	(26,598)	(11,133)	(24,957)
Beneficial interest in EBITDA	111,350	34,162	102,677	30,431
Beneficial interest expense (2)	(28,304)	(9,362)	(29,519)	(10,778)
Beneficial income tax expense - TRG and TCO	(694)		(3,526)
Beneficial income tax expense - TCO	49
Non-real estate depreciation	(802)		(683)
Preferred dividends and distributions	(5,785)		(3,071)
Funds from Operations contribution	75,814	24,800	65,878	19,653

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	1,118	845	1,312	201
Green Hills purchase accounting adjustments - minimum rents increase	197		212
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	607		858
Waterside Shops purchase accounting adjustments - interest expense reduction		263

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Includes a charge related to the early extinguishment of debt at The Mall of Millenia in October 2012 of $3.2 million, of which TRG's share is $1.6 million.
(3)	Income tax expense for the three months ended December 31, 2012 include PRC taxes of $3.2 million on the sale of Taubman TCBL assets.

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TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Year Ended December 31, 2013 and 2012
(in thousands of dollars)
	2013		2012
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	417,729	172,305	398,306	161,824
Percentage rents	28,512	10,280	28,026	10,694
Expense recoveries	272,494	104,164	258,252	102,506
Management, leasing, and development services	16,142		31,811
Other	32,277	7,971	31,579	7,112
Total revenues	767,154	294,720	747,974	282,136

EXPENSES:
Maintenance, taxes, utilities, and promotion	215,825	74,966	201,552	73,004
Other operating	71,235	15,441	73,203	14,890
Management, leasing, and development services	5,321		27,417
General and administrative	50,014		39,659
Interest expense (2)	130,023	67,948	142,616	68,760
Depreciation and amortization	155,772	39,336	149,517	38,333
Total expenses	628,190	197,691	633,964	194,987

Nonoperating income (expense)	1,348	(6)	277	18
	140,312	97,023	114,287	87,167
Income tax expense (3)	(3,409)		(4,964)
Equity in income of Unconsolidated Joint Ventures	52,465		48,494

Net income	189,368		157,817
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(10,344)		(11,930)
Noncontrolling share of income of TRG	(46,434)		(39,713)
Distributions to participating securities of TRG	(1,749)		(1,612)
Preferred stock dividends (4)	(20,933)		(21,051)
Net income attributable to Taubman Centers, Inc. common shareowners	109,908		83,511

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	426,107	204,307	406,420	194,260
EBITDA - outside partners' share	(24,104)	(89,368)	(38,250)	(87,216)
Beneficial interest in EBITDA	402,003	114,939	368,170	107,044
Beneficial interest expense (2)	(121,353)	(37,554)	(126,031)	(35,862)
Beneficial income tax expense - TRG and TCO	(3,409)		(4,919)
Beneficial income tax expense - TCO	181
Non-real estate depreciation	(3,038)		(2,671)
Preferred dividends and distributions	(20,933)		(21,051)
Funds from Operations contribution	253,451	77,385	213,498	71,182

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	3,999	1,296	4,323	561
Green Hills purchase accounting adjustments - minimum rents increase	787		822
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	3,180		3,431
Waterside Shops purchase accounting adjustments - interest expense reduction		1,051

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Includes a charge related to the early extinguishment of debt at The Mall of Millenia in October 2012 of $3.2 million, of which TRG's share is $1.6 million.
(3)	Income tax expense for the year ended December 31, 2012 include PRC taxes of $3.2 million on the sale of Taubman TCBL assets.
(4)
Preferred dividends for the year ended December 31, 2012 include charges of $3.3 million and $3.1 million incurred in connection with the $100 million redemption of the Series G Preferred Stock and the $87 million redemption of the Series H Preferred Stock, respectively.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended December 31, 2013 and 2012
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2013			2012
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners - Basic	39,834	63,408,637	0.63	27,907	61,899,628	0.45

Add distribution of participating securities	436	871,262
Add impact of share-based compensation	182	787,078		202	1,441,888
Net income attributable to TCO common shareowners - Diluted	40,452	65,066,977	0.62	28,109	63,341,516	0.44

Add depreciation of TCO's additional basis	1,720		0.03	1,717		0.03
Add TCO's additional income tax expense	49		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax benefit	42,221	65,066,977	0.65	29,826	63,341,516	0.47

Add:
Noncontrolling share of income of TRG	16,519	25,176,300		12,608	26,345,983
Distributions to participating securities of TRG				403	871,262
Net income attributable to partnership unitholders
and participating securities	58,740	90,243,277	0.65	42,837	90,558,761	0.47

Add (less) depreciation and amortization:
Consolidated businesses at 100%	39,510		0.44	40,434		0.45
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,717)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,314)		(0.01)	(2,040)		(0.02)
Share of Unconsolidated Joint Ventures	6,382		0.07	6,902		0.08
Non-real estate depreciation	(802)		(0.01)	(683)		(0.01)
Less impact of share-based compensation	(182)		(0.00)	(202)		(0.00)

Funds from Operations	100,614	90,243,277	1.11	85,531	90,558,761	0.94

TCO's average ownership percentage of TRG	71.6%			70.1%

Funds from Operations attributable to TCO,
excluding additional income tax benefit	72,019		1.11	59,995		0.94

Add TCO's additional income tax expense	(49)		(0.00)

Funds from Operations attributable to TCO	71,970		1.11	59,995		0.94

Funds from Operations	100,614	90,243,277	1.11	85,531	90,558,761	0.94

Early extinguishment of debt on The Mall at Millenia				1,586		0.02
PRC taxes on sale of Taubman TCBL assets				3,158		0.03

Adjusted Funds from Operations	100,614	90,243,277	1.11	90,275	90,558,761	1.00

TCO's average ownership percentage of TRG	71.6%			70.1%

Adjusted Funds from Operations attributable to TCO,
excluding additional income tax benefit	72,019		1.11	63,322		1.00

Less TCO's additional income tax expense	(49)		(0.00)

Adjusted Funds from Operations attributable to TCO	71,970		1.11	63,322		1.00

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Year Ended December 31, 2013 and 2012
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2013			2012
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners - Basic	109,908	63,591,523	1.73	83,511	59,884,455	1.39

Add impact of share-based compensation	497	983,889		672	1,491,989

Net income attributable to TCO common shareowners - Diluted	110,405	64,575,412	1.71	84,183	61,376,444	1.37

Add depreciation of TCO's additional basis	6,880		0.11	6,876		0.11
Add TCO's additional income tax expense	181		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	117,466	64,575,412	1.82	91,059	61,376,444	1.48

Add:
Noncontrolling share of income of TRG	46,434	25,231,483		39,713	26,421,801
Distributions to participating securities of TRG	1,749	871,262		1,612	871,262

Net income attributable to partnership unitholders
and participating securities	165,649	90,678,157	1.83	132,384	88,669,507	1.49

Add (less) depreciation and amortization:
Consolidated businesses at 100%	155,772		1.72	149,517		1.69
Depreciation of TCO's additional basis	(6,880)		(0.08)	(6,876)		(0.08)
Noncontrolling partners in consolidated joint ventures	(5,090)		(0.06)	(9,690)		(0.11)
Share of Unconsolidated Joint Ventures	24,920		0.27	22,688		0.26
Non-real estate depreciation	(3,038)		(0.03)	(2,671)		(0.03)

Less impact of share-based compensation	(497)		(0.01)	(672)		(0.01)

Funds from Operations	330,836	90,678,157	3.65	284,680	88,669,507	3.21

TCO's average ownership percentage of TRG	71.6%			69.4%

Funds from Operations attributable to TCO,
excluding additional income tax expense	236,843		3.65	197,671		3.21

Less TCO's additional income tax expense	(181)		(0.00)

Funds from Operations attributable to TCO	236,662		3.65	197,671		3.21

Funds from Operations	330,836	90,678,157	3.65	284,680	88,669,507	3.21

Series G and H Preferred Stock redemption charges				6,412		0.07
Early extinguishment on debt on The Mall at Millenia				1,586		0.02
PRC taxes on sale of Taubman TCBL assets				3,158		0.04

Adjusted Funds from Operations	330,836	90,678,157	3.65	295,836	88,669,507	3.34

TCO's average ownership percentage of TRG	71.6%			69.4%

Adjusted Funds from Operations attributable to TCO,
excluding additional income tax expense	236,843		3.65	205,430		3.34

Less TCO's additional income tax expense	(181)		(0.00)

Adjusted Funds from Operations attributable to TCO	236,662		3.65	205,430		3.34

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended December 31, 2013 and 2012
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2013	2012	2013	2012

Net income	66,166	49,131	189,368	157,817

Add (less) depreciation and amortization:
Consolidated businesses at 100%	39,510	40,434	155,772	149,517
Noncontrolling partners in consolidated joint ventures	(1,314)	(2,040)	(5,090)	(9,690)
Share of Unconsolidated Joint Ventures	6,382	6,902	24,920	22,688

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	30,434	33,470	130,023	142,616
Noncontrolling partners in consolidated joint ventures	(2,130)	(3,951)	(8,670)	(16,585)
Share of Unconsolidated Joint Ventures	9,362	10,778	37,554	35,862
Share of income tax expense	694	3,526	3,409	4,919

Less noncontrolling share of income of consolidated joint ventures	(3,592)	(5,142)	(10,344)	(11,930)

Beneficial Interest in EBITDA	145,512	133,108	516,942	475,214

TCO's average ownership percentage of TRG	71.6%	70.1%	71.6%	69.4%

Beneficial Interest in EBITDA attributable to TCO	104,157	93,368	370,094	329,884

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended December 31, 2013, 2012, and 2011
(in thousands of dollars)

	Three Months Ended				Three Months Ended				Year Ended				Year Ended
	2013		2012		2012		2011		2013		2012		2012		2011

Net income	66,166		49,131		49,131		220,796		189,368		157,817		157,817		287,398

Add (less) depreciation and amortization:
Consolidated businesses at 100% - continuing operations	39,510		40,434		40,434		33,204		155,772		149,517		149,517		132,707
Consolidated businesses at 100% - discontinued operations							1,279								10,309
Noncontrolling partners in consolidated joint ventures	(1,314)		(2,040)		(2,040)		(3,041)		(5,090)		(9,690)		(9,690)		(11,152)
Share of Unconsolidated Joint Ventures	6,382		6,902		6,902		6,752		24,920		22,688		22,688		23,102

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100% - continuing operations	30,434		33,470		33,470		32,748		130,023		142,616		142,616		122,277
Consolidated businesses at 100% - discontinued operations							4,053								21,427
Noncontrolling partners in consolidated joint ventures	(2,130)		(3,951)		(3,951)		(3,744)		(8,670)		(16,585)		(16,585)		(12,153)
Share of Unconsolidated Joint Ventures	9,362		10,778		10,778		8,201		37,554		35,862		35,862		31,607
Share of income tax expense	694		3,526		3,526		197		3,409		4,919		4,919		610

Less noncontrolling share of income of consolidated joint ventures	(3,592)		(5,142)		(5,142)		(3,855)		(10,344)		(11,930)		(11,930)		(14,352)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	7,036		11,133		11,133		10,640		24,104		38,250		38,250		37,657
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	26,598		24,957		24,957		24,041		89,368		87,216		87,216		83,565

EBITDA at 100%	179,146		169,198		169,198		331,271		630,414		600,680		600,680		713,002

Add (less) items excluded from shopping center NOI:
General and administrative expenses	13,338		11,638		11,638		8,600		50,014		39,659		39,659		31,598
Management, leasing, and development services, net	(1,039)		1,373		1,373		(5,665)		(10,821)		(4,394)		(4,394)		(13,596)
Gains on extinguishment of debt							(174,171)								(174,171)
Gains on sales of peripheral land									(863)						(519)
Acquisition costs							3,614								5,295
Nonoperating expense									1,019
Gain on sale of marketable securities									(1,323)
Interest income	(31)		(25)		(25)		(436)		(175)		(295)		(295)		(960)
Straight-line of rents	(3,015)		(1,981)		(1,981)		(1,152)		(7,335)		(6,516)		(6,516)		(2,531)
Non-center specific operating expenses and other	6,449		9,640		9,640		11,026		24,700		31,413		31,413		33,069

NOI - all centers at 100%	194,848		189,843		189,843		173,087		685,630		660,547		660,547		591,187

Less - NOI of non-comparable centers	(2,900)	(1)	(2,198)	(2)	(9,475)	(3)	(2,209)	(4)	(10,195)	(1)	(8,010)	(2)	(29,705)	(3)	(4,120)	(4)

NOI at 100% - comparable centers	191,948		187,645		180,368		170,878		675,435		652,537		630,842		587,067

NOI - growth %	2.3%				5.6%				3.5%				7.5%

NOI at 100% - comparable centers	191,948		187,645		180,368		170,878		675,435		652,537		630,842		587,067

Lease cancellation income	(2,760)		(1,913)		(1,913)		(244)		(5,767)		(4,928)		(4,928)		(3,230)

NOI at 100% - comparable centers excluding lease cancellation income	189,188		185,732		178,455		170,634		669,668		647,609		625,914		583,837

NOI excluding lease cancellation income - growth %	1.9%				4.6%				3.4%				7.2%

(1)	Includes City Creek Center and Taubman Prestige Outlets Chesterfield.
(2)	Includes City Creek Center.
(3)	Includes City Creek Center, The Mall at Green Hills, The Gardens on El Paseo and El Paseo Village.
(4)	Includes The Pier Shops, Regency Square, The Mall at Green Hills, The Gardens on El Paseo and El Paseo Village.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of December 31, 2013 and December 31, 2012
(in thousands of dollars)
	As of
	December 31, 2013	December 31, 2012
Consolidated Balance Sheet of Taubman Centers, Inc. :

Assets:
Properties	4,485,090	4,246,000
Accumulated depreciation and amortization	(1,516,982)	(1,395,876)
	2,968,108	2,850,124
Investment in Unconsolidated Joint Ventures	327,692	214,152
Cash and cash equivalents	40,993	32,057
Restricted cash	5,046	6,138
Accounts and notes receivable, net	73,193	69,033
Accounts receivable from related parties	1,804	2,009
Deferred charges and other assets	89,386	94,982
	3,506,222	3,268,495

Liabilities:
Notes Payable	3,058,053	2,952,030
Accounts payable and accrued liabilities	292,280	278,098
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	371,549	383,293
	3,721,882	3,613,421

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common stock	631	633
Additional paid-in capital	796,787	657,071
Accumulated other comprehensive income (loss)	(8,914)	(22,064)
Dividends in excess of net income	(908,656)	(891,283)
	(120,127)	(255,618)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(37,191)	(45,066)
Noncontrolling interests in partnership equity of TRG	(58,342)	(44,242)
	(95,533)	(89,308)
	(215,660)	(344,926)
	3,506,222	3,268,495

Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	1,305,658	1,129,647
Accumulated depreciation and amortization	(478,820)	(473,101)
	826,838	656,546
Cash and cash equivalents	28,782	30,070
Accounts and notes receivable, net	33,626	26,032
Deferred charges and other assets	28,095	31,282
	917,341	743,930

Liabilities:
Mortgage notes payable	1,551,161	1,490,857
Accounts payable and other liabilities	70,226	68,282
	1,621,387	1,559,139

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(406,266)	(459,390)
Accumulated deficiency in assets - Joint Venture Partners	(285,904)	(333,752)
Accumulated other comprehensive income (loss) - TRG	(5,938)	(11,021)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(5,938)	(11,046)
	(704,046)	(815,209)
	917,341	743,930

(1)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in Asia projects that are currently under development.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2014

Funds from Operations per common share	3.72	3.82

Real estate depreciation - TRG	(1.77)	(1.72)

Distributions on participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS) (1)	1.81	1.96

(1)
The range provided excludes estimates for the gains on the sale of Arizona Mills; land in Syosset, New York; and interests totaling a 49.9% ownership in International Plaza. As a result of these transactions, the company expects to recognize gains in excess of $450 million, or approximately $5.00 per diluted share, in the first quarter of 2014.